EXHIBIT 2.0



                              ASSIGNMENT AGREEMENT

         THIS ASSIGNMENT AGREEMENT dated August 13, 1999 between SILVERMAN JEWELERS CONSULTANTS, INC., a New York corporation ("SJC"), FIRST UNION NATIONAL BANK OF SOUTH CAROLINA, a national banking association ("Assignor"), DALLAS GOLD & SILVER EXCHANGE, INC., a Nevada Corporation ("Assignee") recites and provides as follows:

         WHEREAS, SJC is the owner of the trademark/service mark registrations listed on Schedule A attached hereto (collectively referred to as the "Marks"); and

         WHEREAS, SJC and Assignor are parties to that certain Security Agreement dated February 2, 1996 (the "Security Agreement"), whereby the payment and performance of certain obligations of SJC to Assignor are secured by a lien on the personal property and assets of SJC, including the Marks (the "Assets"), as more fully set forth in the Security Agreement; and

         WHEREAS, Assignor, pursuant to its rights under the South Carolina Uniform Commercial Code, has foreclosed its security interest in the Assets, including the Marks, and in connection therewith has executed that certain Bill of Sale, dated August __ ,1999 (the "Bill of Sale"), whereby Assignor sold, assigned, transferred and conveyed the Assets, including the Marks, to Assignee, for and in consideration of payment of the consideration set forth therein; and

         WHEREAS, to further evidence such transfer and conveyance, the parties hereto have agreed to enter into this Agreement; and

          NOW THEREFORE, in consideration of the foregoing premises, all of which are incorporated into this Agreement and the mutual promises made in this Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. GRANT OF ASSIGNMENT. Assignor hereby specifically sells, assigns and transfers to Assignee all of SJC's and Assignor's entire right, title, and interest in and to the Marks, together with all of the goodwill of SJC and Assignor associated with use of and symbolized by the Marks.

         2. ADDITIONAL PROVISIONS.

         a. This Agreement shall be construed under and in accordance with, and all questions or disputes arising hereunder (including, but not limited to, the validity of this Agreement) shall be resolved in accordance with the substantive law of the State of North Carolina without regard to any of its conflict of laws provisions and applicable federal law.

         b. If any provision of this Agreement is held to be invalid or unenforceable, such provision shall be deemed to be deleted and the remaining provisions shall remain in full force and effect.

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         c.  This  Agreement shall bind Assignor and its  successors and assigns and inure to the benefit of Assignee and its successors and assigns

         d.  THIS  ASSIGNMENT  IS MADE  WITHOUT  WARRANTY,  EXPRESS  OR
         IMPLIED, AS TO THE MARKS AND THE SAME ARE BEING ASSIGNED TO ASSIGNEE AS IS, WHERE IS, WITH ALL FAULTS AND LIABILITIES.

         IN WITNESS WHEREOF, The parties hereto have caused this Agreement to be executed as of the day and year first above written by and through their duly authorized officers.


                                     FIRST UNION NATIONAL BANK OF SOUTH CAROLINA


                                     By:
                                            ------------------------------------
                                     Names:
                                            ------------------------------------
                                     Title:
                                            ------------------------------------




Acknowledged, agreed and accepted as
of the date hereof:

DALLAS GOLD & SILVER EXCHANGE, INC.

By:
       --------------------------
Names:
       --------------------------
Title:
       --------------------------

SILVERMAN JEWELERS CONSULTANTS, INC.

By:
       --------------------------
Names:
       --------------------------
Title:
       --------------------------










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



                                   SCHEDULE A

                                      MARKS


         1.    SILVERMAN

               Registrant:                  Silverman Jewelers Consultants, Inc.
               Registration No.:            1,913,728
               Registration Date:           August 22, 1995


         2.    SJC

               Registrant:                  Silverman Jewelers Consultants, Inc.
               Registration No.:            1,668,801
               Registration Date:           December 17, 1991


         3.    IT PAYS TO CALL THE EXPERTS

               Registrant:                  Silverman Jewelers Consultants, Inc.
               Registration No.:            1,677,021
               Registration Date:           February 25, 1992


         4.    JEWEL CASH

               Registrant:                  Silverman Jewelers Consultants, Inc.
               Registration No.:            1,944,835
               Registration Date:           January 2, 1996












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